UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2015

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery Street, 16th Floor,

San Francisco, California  94104

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2015 the Company borrowed an additional $333,333 from EGS, LLC, (the “New Note”) on the same terms as the previous $1,000,000 borrowed on April 28, 2015 and disclosed in the Current Report on Form 8-K dated April 28, 2015 (the “Prior Note”), except that the New Note carries a maturity date of July 16, 2016 and the Prior Note was amended to extend its maturity date to July 16, 2016. The New Note carries an interest rate of 12.0% per annum.

Item 3.02	Unregistered Sales of Equity Securities.

On July 20, 2015 the Company issued warrants to purchase 166,667 shares of the Company’s Common Stock at $1.00 per share and expiring on July 16, 2020 (the “Warrants”) pursuant to the New Note. The New Note described in Section 2.03 and the Warrants were exempt from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, pursuant to Section 4.2 of the Act.

 No underwriters, underwriting discounts or commissions were involved in the issuance of the Secured Promissory Note or Warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: July 24, 2015	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer